SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  March 4, 2004
                                  -------------
                                 Date of Report
                        (Date of earliest event reported)




                            MEMBERWORKS INCORPORATED
                            ------------------------
             (Exact name of registrant as specified in its charter)





     DELAWARE                         0-21527                  06-1276882
-------------------------       --------------------       ---------------------
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)




                               680 Washington Blvd
                           Stamford, Connecticut 06901
                           -----------------------------
                    (Address of principal executive offices,
                               including zip code)



                                 (203) 324-7635
                                  -------------
              (Registrant's telephone number, including area code)



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                            MEMBERWORKS INCORPORATED


Item 5. Other Events.

On March 4, 2004, MemberWorks Incorporated ("MemberWorks") entered into an agreement to acquire Lavalife Inc. ("Lavalife"). MemberWorks will be acquiring Lavalife for approximately CAD $152.5 million in cash. Lavalife, headquartered in Toronto, Canada, is a leading provider of online and IVR-based interactive personals services. The transaction is subject to customary closing conditions and is expected to be completed in April 2004. MemberWorks issued a press release related to this transaction on March 4, 2004 which is filed as an exhibit hereto.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)  Exhibits
     99.1 Press release dated March 4, 2004

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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   MEMBERWORKS INCORPORATED
                                   (Registrant)


Date:  March 4,  2004              By:   /s/ Gary A. Johnson
                                         --------------------------------------
                                            Gary A. Johnson, President and
                                            Chief Executive Officer

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